EXHIBIT 32

Certification of CEO and CFO Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of BlackRock Capital Investment Corporation and subsidiaries (the “Company”) for the quarter ended September 30, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), James E. Keenan, as Interim Chief Executive Officer of the Company, and Chip Holladay, as Interim Chief Financial Officer and Treasurer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and consolidated results of operations of the Company.

/s/ James E. Keenan
Name:	James E. Keenan
Title:	Interim Chief Executive Officer
Date:	November 8, 2023

/s/ Chip Holladay
Name:	Chip Holladay
Title:	Interim Chief Financial Officer and Treasurer
Date:	November 8, 2023